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                                                                     EXHIBIT 8.1

                                  Subsidiaries

                                                                    Jurisdiction of
Legal Name                                       Business Name      Incorporation
-------------------------------------------   --------------------  -------------
Quilmes International (Bermuda) Ltd.                                 Bermuda
Cerveceria y Malteria Quilmes S.A.I.C.A. y G.                        Argentina
Eco de los Andes S.A.                                                Argentina
Cerveceria Paraguaya S.A.                           CERVEPAR         Paraguay
Colosas S.A.                                                         Paraguay
Noitca Ltd.                                                          British Virgin Islands


Sociedad de Inversiones y Comercio Vienher                           Panama
S.A.
FNC S.A.                                                             Uruguay
Compania Salus S.A.                                 Salus            Uruguay

Quilmes Do Brasil Ltda.                                              Brazil
Publicidad Relator S.A.C. de Mandatos y                              Argentina
Servicios


Seven Up Consesiones S.A.I. y C.                                     Argentina
Embotelladora Perla de Norte S.A.I.C.I.A. y F.                       Argentina
Intergal S.A.                                                        Uruguay
Aydecar S.A.                                                         Argentina
Inversiones Bemberg Chile Ltda.                                      Chile
Cerveceria Chile S.A.                                                Chile

Fabricia Paraguaya de Vidrios S.A.                  FPV              Paraguay
Inversiones Cerveceras S.A.                                          Panama

Cerveceria Boliviana Nacional S.A.                  CBN              Bolivia
Embotelladora 9 de Julio S.A.I.C.I. y F.                             Argentina
Quilmes Industrial S.A.                                              Argentina
Linthal S.A.(+)                                                      Uruguay

Special Purpose Vehicle Salus S.A.(+)                                Uruguay
CCBA S.A.(+)                                                         Argentina

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(+) Subsidiary as of February 1, 2003.